                          LEHMAN BROTHERS HOLDINGS INC.

                    Index-Plus Notes Due September 28, 2009,
                  Performance Linked to S&P 500(R) Index (SPX)

Number R-1                                                           $22,000,000
ISIN US 524908MB39                                               CUSIP 524908MB3

See Reverse for Certain Definitions

THIS SECURITY (THIS "SECURITY") IS A GLOBAL SECURITY WITHIN THE MEANING OF THE
INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY
OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR
SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS
A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE
DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE
DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH
SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT
FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS
REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE &
CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE &
CO., HAS AN INTEREST HEREIN.

          LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the
"Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of
Manhattan, The City of New York, at Stated Maturity, in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the
Securities represented hereby, an amount equal to the Maturity Payment Amount.
THE SECURITIES REPRESENTED HEREBY SHALL NOT BEAR ANY INTEREST.

          Any amount payable at Stated Maturity hereon will be paid only upon presentation and surrender of this Security.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY
SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES
HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          "S&P," "S&P 500," "Standard & Poor's," "Standard & Poor's 500" and
"500" are trademarks of McGraw-Hill, Inc. and have been licensed for use by
Lehman Brothers Holdings Inc. The Securities, based on the performance of the
S&P 500 Index, are not sponsored, endorsed, sold or promoted by Standard &
Poor's and Standard and Poor's makes no representation regarding the advisability of investing in the Securities.

          This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the
Trustee under the Indenture referred to on the reverse hereof.

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          IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its
President, its Chief Financial Officer, one of its Vice Presidents or its
Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated: September 28, 2004                LEHMAN BROTHERS HOLDINGS INC.

                                             By: /s/Karen B. Corrigan
                                                 ---------------------------
                                                 Name:  Karen B. Corrigan
                                                 Title: Vice President

                                         Attest: /s/ Aaron Guth
                                                 ---------------------------
                                                 Name:  Aaron Guth
                                                 Title: Assistant Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: September 28, 2004

CITIBANK, N.A.
  as Trustee

By: /s/ Wafaa Orfy
    ---------------------------------
    Name:  Wafaa Orfy
    Title: Authorized Signatory

                                                                               4

                               Reverse of Security

          This Security is one of a duly authorized series of Securities of the
Company designated as Index-Plus Notes Due September 28, 2009, Performance
Linked to S&P 500(R) Index (SPX) (herein called the "Securities"). The Company may, without the consent of the holders of the Securities, create and issue additional notes ranking equally with the Securities and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the Securities; provided that no additional notes can be issued if an Event of Default has occurred with respect to the Securities. This series of
Securities is one of an indefinite number of series of debt securities of the
Company, issued and to be issued under an indenture, dated as of September 1,
1987, as amended (herein called the "Indenture"), duly executed and delivered by the Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

          The Maturity Payment Amount shall be determined by the Calculation
Agent pursuant to the Calculation Agency Agreement.

          All percentages resulting from any calculation with respect to the
Securities will be rounded at the Calculation Agent's discretion.

          The Trustee shall fully rely on the determination by the Calculation
Agent of the Maturity Payment Amount and shall have no duty to make any such determination.

          This Security is not subject to any sinking fund.

          If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the
Indenture will be equal to the Maturity Payment Amount calculated as though the date of acceleration was the Stated Maturity and the date three Business Days prior thereto was the Valuation Date.

          The Indenture contains provisions permitting the Company and the
Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, if any, or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon, if any, payable in any coin or currency other than that hereinabove provided, without the consent of

                                                                               5

the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of
Securities, the holders of a majority in aggregate principal amount of the
Securities of such series Outstanding may on behalf of the holders of all the
Securities of such series waive any past default or Event of Default under the
Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series.
Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this
Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this
Security or such other Securities.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount with respect to this
Security.

          The Securities are issuable in denominations of $1,000 and any integral multiples of $1,000.

          The Company, the Trustee, and any agent of the Company or of the
Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

          No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any
Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security
Register, upon surrender of this Security for registration of transfer at the
Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form

                                                                               6

satisfactory to the Company and the Security Registrar duly executed by, the
Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Company intends to treat, and by purchasing this Security, the holder agrees to treat, for all tax purposes, this Security as a financial contract for cash settlement, rather than as a debt instrument.

          THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Set forth below are definitions of the terms used in this Security.

          "AMEX" shall mean the American Stock Exchange LLC.

          "Business Day", notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday, a Sunday or a day on which the NYSE, Nasdaq or AMEX is not open for trading or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

          "Calculation Agency Agreement" shall mean the Calculation Agency
Agreement, dated as of September 28, 2004, between the Company and the
Calculation Agent, as amended from time to time, or any successor calculation agency agreement.

          "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

          "Close of Trading" shall mean, in respect of any primary exchange or quotation system, the scheduled weekday closing time on a day on which the primary exchange or quotation system is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside of the regular trading sessions.

          "Closing Level" shall mean, with respect to any day, in the case of the Index or the Successor Index, the official closing level of the Index or the
Successor Index, as the case may be, at the Close of Trading of the NYSE, as reported by S&P or the publisher of the Successor Index, as the case may be, or in the case of any security which is a component of either such index, the last reported level of any such security at the Close of Trading, as reported by the primary exchange on which any such security then trades, all as determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

          "Company" shall have the meaning set forth on the face of this
Security.

                                                                               7

          "Exchange Business Day" shall mean any day on which the NYSE, or the relevant exchange for any Successor Index, is scheduled to be open for its regular trading session.

          "Final Index Level" shall equal the Closing Level on the Valuation
Date.

          "Holder" shall have the meaning set forth on the reverse of this
Security.

          "Indenture" shall have the meaning set forth on the reverse of this
Security.

          "Index" shall mean the S&P 500(R) Index, as calculated by S&P.

          "Initial Index Level" shall equal 1108.36, the Closing Level on
September 23, 2004.

          "Market Disruption Event", with respect to the Index shall mean any of the following events has occurred on any day as determined by the Calculation
Agent:

          (1) A material suspension of or limitation imposed on trading relating to the securities that then comprise 20% or more of the Index or any
     Successor Index, by the Relevant Exchange, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that primary exchange or quotation system or otherwise. Limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, quotation system or market, any other self regulatory organization or the
     Securities and Exchange Commission of similar scope or as a replacement for
     Rule 80B may be considered material.

          (2) A material suspension of or limitation imposed on trading in futures or options contracts relating to the Index or any Successor Index by the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that primary exchange or quotation system or otherwise.

          (3) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the securities that then comprise 20% or more of the Index or any Successor Index, on the primary U.S. exchange or quotation system on which those securities are traded, or in the case of a security not listed or quoted in the United States, on the primary exchange, quotation system or market for such security, at any time during the one hour period that ends at the Close of Trading on such day.

          (4) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to the
     Index or any Successor Index on the primary

                                                                               8

     exchange or quotation system on which those futures or options contracts are traded at any time during the one hour period that ends at the Close of
     Trading on such day.

          (5) The closure of the primary exchange or quotation system on which securities that then comprise 20% or more of the Index or any Successor
     Index are traded or on which futures or options contracts relating to the
     Index or any Successor Index are traded prior to its scheduled closing time unless the earlier closing time is announced by the primary exchange or quotation system at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the primary exchange or quotation system and (ii) the submission deadline for orders to be entered into the primary exchange or quotation system for execution at the Close of
     Trading on such day.

          (6) The Company, or any of its affiliates, is unable, after using commercially reasonable efforts to unwind or dispose of, or realize, recover or remit the proceeds of, any transactions or assets it deems necessary to hedge the equity price risk of entering into and performing its obligations with respect to the Securities.

     For purposes of determining whether a Market Disruption Event has occurred the relevant percentage contribution of a security to the level of the
     Index or any Successor Index will be based on a comparison of (x) the portion of the level of the Index attributable to that security and (y) the overall level of the Index, in each case immediately before the occurrence of the Market Disruption Event.

          "Maturity Payment Amount" for each $1,000 principal amount of
     Securities, shall equal:

          o    If the Final Index Level is greater than or equal to the Initial
               Index Level, the sum of:

               (1)  $1,000; and

                                                 Final Index       Initial Index
                                  Upside            Level      -       Level
               (2)  $1,000  x  Participation  x  -------------------------------
                                   Rate                Initial Index Level

          o    If the Final Index Level is less than the Initial Index Level and the Closing Level of the Index is at or above the Threshold Level on all Exchange Business Days during the Measurement Period,
               $1,000.

          o    If the Final Index Level is less than the Initial Index Level and the Closing Level of the Index has fallen below the Threshold
               Level on any Exchange Business Day during the Measurement Period, the product of:

               (1)  $1,000; and

                      Final Index Level
               (2)  -----------------------
                     Initial Index Level

                                                                               9

          If requested by the Trustee, the Maturity Payment Amount shall be determined by the Calculation Agent pursuant to the Calculation Agency
Agreement.

          "Measurement Period" shall mean the period from September 23, 2004 to and including the Valuation Date.

          "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

          "NYSE" shall mean The New York Stock Exchange, Inc.

          "Relevant Exchange" shall mean, for each security included in the
Index, the primary securities exchange, quotation system, including any bulletin board service, on which such security is traded.

          "S&P" shall mean Standard & Poor's, a division of McGraw-Hill, Inc.

          "Securities" shall have the meaning set forth on the reverse of this
Security.

          "Security" shall have the meaning set forth on the face of this
Security.

          "Stated Maturity" shall mean September 28, 2009 (or if September 28,
2009 is not a Business Day, on the next Business Day); provided, that if a
Market Disruption Event occurs on the Valuation Date, the Stated Maturity shall be the third Business Day following the date that the Final Index Level on the postponed Valuation Date is determined.

          "Successor Index" shall mean such substitute index as the Calculation
Agent may select pursuant to the Calculation Agency Agreement upon discontinuance of the Index.

          "Threshold Level" shall mean 665.016, as it may be adjusted from time to time by the Calculation Agent to the extent it believes appropriate, in a manner consistent with the adjustments to the method of calculation of the Index or a Successor Index described in the Calculation Agency Agreement.

          "Trustee" shall have the meaning set forth on the reverse of this
Security.

          "Upside Participation Rate" shall mean 110.2%.

          "Valuation Date" shall mean September 23, 2009; provided, that if a
Market Disruption Event occurs on such day, then the Valuation Date shall be the next following Business Day on which no Market Disruption Event occurs.

          All terms used but not defined in this Security are used herein as defined in the Calculation Agency Agreement or the Indenture.

                                                                              10

                        --------------------------------

          The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common              UNIF GIFT MIN ACT -        Custodian
                                                                 ------           -------
                                                                 (Cust)           (Minor)
TEN ENT -  as tenants by the entireties      under Uniform Gifts to Minors
JT TEN  -  as joint tenants with right of    Act
           Survivorship and not as tenants       ----------------------------------------
           in common                                             (State)

     Additional abbreviations may also be used though not in the above list.

                        --------------------------------

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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(Name and Address of Assignee, including zip code, must be printed or typewritten.)

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the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

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to transfer the said Security on the books of the Company, with full power of substitution in the premises.

         Dated:

                                       -----------------------------------------

          NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

---------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-15.